UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	January 30, 2005
(Date of earliest event reported)	January 26, 2005

Badger State Ethanol, LLC

(Exact name of Registrant as specified in its charter)

Wisconsin

(State or other jurisdiction of incorporation)

333-50568	39-1996522
(Commission File Number)	(I.R.S. Employer Identification Number)

820 West 17th Street, Monroe, Wisconsin	53566
(Address of principal executive offices)	(Zip Code)

(608) 329-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The board of directors of Badger State Ethanol, LLC (the “Company”) is announcing its intent to engage in a reclassification of the Company’s Class A units.  The proposed transaction will provide for the reclassification of the Company’s Class A units held by unit holders who are the record holders of 20 or fewer Class A units.  In connection with the reclassification, each Class A unit held by such record holders will be reclassified on the basis of one Class A-1 unit for each Class A unit held by such unit holders.  All other Class A units will remain outstanding and be unaffected by the reclassification.  If the Company’s members approve the proposed amendments to the Company’s operating agreement and the reclassification is implemented, the Company anticipates having fewer than 300 Class A unit holders of record, which would enable the Company to voluntarily terminate the registration of its Class A units under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER STATE ETHANOL, LLC

Dated: January 30, 2006	By:	/s/ Gary L. Kramer
Gary L. Kramer
President and General Manager